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                                                                     EXHIBIT 4.3


                                WARRANT AGREEMENT

                         TEAM COMMUNICATIONS GROUP, INC.


         WARRANT AGREEMENT, dated as of __________, 1997, between Team Communications Group, Inc., a California corporation (the "Company"), and the parties set forth on Schedule 1 (the "Warrantholders").

         The Company proposes to issue Warrants, in the form of Exhibit A (the "Warrants"), which evidence the right of the Warrantholders to acquire shares of the Company's Common Stock, no par value (the "Common Stock"), in accordance with the terms contained herein and in the Warrants.

         The parties, intending to be legally bound, hereby agree as follows:

SECTION 1.        WARRANTS.

         (a) Concurrently with the execution of this Agreement, the Company shall issue and deliver to the Warrantholders the number of Warrants set forth opposite their names on Schedule 1.

         (b) Warrants shall be signed on behalf of the Company by its president or chief financial officer who, in either case, shall be duly authorized to sign.

SECTION 2.        REGISTRATION AND REGISTRATION OF TRANSFERS.

         (a) Warrants shall be registered in the name of the Warrantholders. The Company may deem and treat each Warrantholder of Warrants as the absolute owner thereof (notwithstanding any notation of ownership or other writing on the Warrants made by anyone) for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         (b) Subject to Section 5, the Company shall register the transfer of any outstanding Warrants upon records to be maintained by it for that purpose, upon surrender of Warrants to the Company at the address set forth in Section 13 or such other place designated by the Company in a writing delivered to the Warrantholders, accompanied (if so required by it) by a written instrument or instruments of transfer in form attached to the Warrant, duly executed by the Warrantholder thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrants evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrants shall be canceled.

         (c) Subject to Section 3, Warrants may be exchanged at the option of the Warrantholder thereof, when surrendered to the Company at the address set forth in Section 13 or such other place designated by the Company in a writing delivered to the Warrantholders, for another Warrant or other Warrants of like tenor and representing in the aggregate a like number of Warrants. Warrants surrendered for exercise shall be canceled.

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SECTION 3.        EXERCISE.

         (a) The Warrants issued hereunder may be exercised by the Warrantholder, in whole or in part, during normal business hours on any business day from and after the date hereof and terminating on the earlier to occur of the third anniversary of the effective date of the sale of Common Stock sold pursuant to an Initial Public Offering or June 30, 2000 (the "Warrant Term") (the date and time of the earlier to occur of such events is the "Expiration Date"), by surrender of such Warrantholder's Warrant to the Company at the address set forth in Section 13 or such other place designated by the Company in writing delivered to the Warrantholders, accompanied by a form of election to purchase, in substantially the form attached as Exhibit A to the Warrant (or a reasonable facsimile thereof), duly executed by such Warrantholder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such election to purchase by (b) the Exercise Price, and such Warrantholder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in Section 4.

         (b) Each exercise of a Warrant shall be deemed to have been effected when a Warrant shall have been surrendered to the Company as provided in Section 3(a) (accompanied by the items required by Section 3(c)), and at such time the party in whose name any certificate for shares of Common Stock shall be issuable upon such exercise as provided in Section 3(c) shall be deemed to have become the holder of record thereof.

         (c) As soon as practicable after each exercise of a Warrant, in whole or in part, the Company, will cause to be issued in the name of and delivered to the Warrantholder, the following:

                  (i) Certificates. A certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Warrantholder shall be entitled upon such exercise.

                  (ii) Warrant. In case such exercise is in part only, a new Warrant of like tenor dated the date of the original Warrant, calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares of Common Stock called for on the face of the Warrant minus the number of such shares of Common Stock designated by the Warrantholder upon such exercise as provided in Section 3(a).


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         (d) Any Warrant not exercised prior to 5:00 p.m., California time, on the Expiration Date will become null and void, and all rights thereunder and all rights in respect thereof under this Agreement will cease as of such time.

SECTION 4. ADJUSTMENT OF NUMBER OF WARRANTS, EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK PURCHASABLE.

         (a) The exercise price (the "Exercise Price"), the number of shares of Common Stock purchasable upon the exercise of each Warrant (the "Purchase Rate"), and the number of Warrants outstanding are subject to adjustment from time to time as set forth in this Section 4. The initial Exercise Price of each Warrant will be equal to $1.00 per share of Common Stock. The initial Purchase Rate upon the exercise of any Warrant will be one share of Common Stock per Warrant.

         (b)      In the event that any of the following shall occur:

                  (i) any reclassification or change in the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or other transaction described in Section 4(c));

                  (ii) any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving Company and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock or in which the holders of shares of Common Stock are entitled to receive cash or property (other than stock or other securities) with respect to, or in exchange for, their shares of Common Stock); or

                  (iii) any sale or conveyance to another company of the property of the Company as an entirety or substantially as an entirety (other than a sale/leaseback, mortgage or other similar financing transaction) which is effected in such a way that holders of shares of Common Stock are entitled to receive stock or other securities with respect to, or in exchange for, their shares of Common Stock, then, in each such case, each Warrant will, effective as of the effective date of any such reclassification, change, consolidation, merger, sale or conveyance, be exercisable, upon the terms and conditions specified in this Agreement, for the kind and amount of shares of stock and other securities which would have been receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Warrantholder of the number of shares of Common Stock which would have been purchasable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and in any such case, if necessary, the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Warrantholder will be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities thereafter deliverable on the exercise of the Warrants. The Company will not effect any such consolidation, merger, sale or conveyance, unless prior to or simultaneous with the consummation thereof, the successor company (if other than the

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Company) resulting from such consolidation or merger or the company purchasing
(or receiving) such assets or other appropriate company or entity will assume for the benefit of the Warrantholders, by written instrument duly executed and delivered to the Warrantholders, the obligation to deliver to the Warrantholders of each Warrant upon the exercise thereof such shares of stock or other securities, as, in accordance with the provisions of this Agreement and the Warrants, such Warrantholders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement.

         (c) In the event the Company shall (i) declare a dividend, or make a distribution, on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

         (d) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 4(c) the Purchase Rate will be adjusted by multiplying the Purchase Rate immediately prior to such adjustment by the Exercise Price in effect prior to adjustment of the Exercise Price and dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

SECTION 5.        REGISTRATION.

         (a) The Company shall advise the Warrant Holder or its permitted transferee, whether the Warrant Holder holds the Warrant or has exercised the Warrant and holds the securities underlying the Units, by written notice at least four weeks prior to the filing of any registration statement thereto under the Act, or the filing of a notification on Form 1-A under the Act, for a public offering of securities, except an initial public offering, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (or other comparable form), and will, during the Warrant Term, upon the request of the Warrant Holder, include in any such new registration statement (or notification as the case may be) such information as may be required to permit a public offering of all or any of the Warrants or the Common Stock issuable upon the exercise of such Warrants (the "Registrable Securities"). Specifically, the Registrable Securities will be included in any initial public offering subject to resale restrictions imposed by applicable lock-up agreements which the Registrable Securities will be subject to as referenced in Section 7 herein. For so long as the Warrants remain outstanding and as long as required by the Act (so long as the Warrant Holder's ability to exercise any Warrant is not adversely affected), the Company will file post-effective amendments to any such registration

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statement setting forth or otherwise incorporating certain information contained in the then most recent quarterly report on Form 10-QSB or annual report on Form 10-KSB filed by the Company (each such post-effective amendment, a "Quarterly Amendment"). The parties hereby agree that if at any time during the Warrant
Term the Company receives written notice from the Warrant Holder at least two weeks prior to the filing of any such Quarterly Amendment indicating such Warrant Holder's intention to offer Registrable Securities in such Quarterly Amendment, the Company will include in such Quarterly Amendment such information as may be required to permit a public offering of such Registrable Securities. The delivery by the Warrant Holder of any such notice shall not constitute a demand made pursuant to Section 5(b). The Company shall supply prospectuses and such other documents as the Warrant Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Warrant Holder designates and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering; and do any and all other acts and things which may be necessary or desirable to enable such Warrant Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Warrant Holder (other than sales commissions, underwriting discounts or commissions, or other expenses of such sale), and furnish indemnification in the manner provided in Section 6 hereof. The Warrant Holder shall furnish information and indemnification as set forth in Section 6.

         (b) At any time after that date which is one year after the effective date of the Company's initial public offering of its securities and during the Warrant Term thereafter a 50% Warrant Holder (as defined below) may request, on up to an aggregate of two occasions, that the Company register under the Act any and all of the Registrable Securities held by such 50% Warrant Holder. Upon the receipt of any such notice, the Company will promptly, but no later than four weeks after receipt of such notice, file a post-effective amendment to any current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use reasonable efforts to cause such registration to become and remain effective (including the taking of such reasonable steps as are necessary to obtain the removal of any stop order) within 120 days after the receipt of such notice, provided, that such Warrant Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% Warrant Holder may, at its option, request the registration of any of the securities underlying the Warrant in a registration statement made by the Company as contemplated by Section 5(a) or in connection with a request made pursuant to this Section 5(b) prior to acquisition of the Common Stock issuable upon exercise of the Warrant. The 50% Warrant Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Warrants and/or the Common Stock issuable upon the exercise of the Warrants, and such registration nights may be exercised by the 50% Warrant Holder prior to or subsequent to the exercise of the Warrant. Within ten days after receiving any such notice pursuant to this Section 5(b), the Company shall give notice to any other Warrant Holders of the Warrants, advising that the Company is proceeding with such post effective amendment or registration statement and offering to include therein such securities underlying that part of the Warrants held by the other Warrant Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Warrant Holders) in connection therewith as the Company shall reasonably

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request in writing. All costs and expenses of the first post-effective amendment or new registration statement filed in accordance with this Section 5(b) shall be borne by the Company, except that the Warrant Holder(s) shall bear the fees of their own counsel and any other advisors retained by them and any underwriting discounts or commissions applicable to any of the securities sold by them. All costs and expenses of the second such post-effective amendment or new registration statement shall be borne by the Warrant Holder(s). The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three (3) months if so requested by the Warrant Holder(s)) from the Closing Date thereof. The Company shall supply prospectuses, and such other documents as the Warrant Holder(s) may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states (i) as such Warrant Holder(s) designate and (ii) with respect to which the Company obtained a qualification in connection with its initial public offering and furnish indemnification in the manner provided in Section 6 hereof. Notwithstanding the foregoing set forth in this Section 5(b), the Company shall not be required to include in any post-effective amendment or registration statement any Registrable Securities which in the opinion of counsel to the Company (which opinion is reasonably acceptable to counsel to the Warrant Holder) would be saleable immediately without restriction under Rule 144 (or its successor) if the Warrant was exercised pursuant to paragraph 3(a) herein.

         (c) The term "50% Warrant Holder" as used in this paragraph 5 shall mean the Warrant Holder(s) of at least 50% of the Warrants, and the Common Stock issued upon exercise of the Warrants included in such Units, considered in the aggregate.

Section 6.        Indemnification.

         (a) Whenever pursuant to paragraph 5 a post-effective amendment or registration statement relating to any of the Warrants or Common Stock issuable upon the exercise of the Warrants, is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Warrant Holder of the securities covered by such registration statement, amendment or supplement (such Warrant Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement as declared effective or any final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon

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an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof and provided further, that the indemnity agreement provided in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Distributing Holder, controlling person of such Distributing Holder, underwriter or controlling person of such underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received such preliminary prospectus, if a copy of the prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder.

         (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under this paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 6.

         (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement hereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under

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this paragraph 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Section 7.        Restrictions on Transfer.

         The Warrantholders each agree, for itself and for each subsequent holder of any Warrant, that such Warrants and the shares of Common Stock issuable upon exercise of such Warrant may not be sold or transferred except in compliance with the Securities Act of 1933 and that the certificates issued to evidence the Warrants and the shares of Common Stock issued under the Warrants shall bear the following legends:

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         THE HOLDER OF THIS WARRANT HAS AGREED NOT TO OFFER, SELL, CONTRACT TO SELL, OR GRANT ANY OPTION TO PURCHASE OR OTHERWISE DISPOSE OF ANY OF THE SECURITIES EVIDENCED BY THIS WARRANT FOR A PERIOD OF TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE OF AN INITIAL PUBLIC OFFERING (THE "IPO") BY THE CORPORATION OF ITS EQUITY SECURITIES (OR SUCH LONGER PERIOD AS MAY BE REQUIRED BY ANY FEDERAL OR STATE REGULATORY AGENCY) WITHOUT THE PRIOR WRITTEN CONSENT OF THE MANAGING UNDERWRITER OF THE IPO.

provided that no certificate representing the shares of Common Stock shall be required to bear the first legend provided above if (a) the securities represented thereby are sold or transferred (i) in a public offering pursuant to an effective registration statement under the Act or (ii) pursuant to Rule 144 under the Act.

Section 8.        Payment of Taxes.

         The Company will not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the Warrantholder of a Warrant surrendered upon the exercise of a Warrant, and the Company will not be required to issue or deliver any certificate for any shares of Common Stock unless and until the Warrantholder requesting the issuance thereof has paid to the Company the amount of tax or will have produced evidence that such tax has been paid to the appropriate taxing authority.

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Section 9.        Mutilated or Missing Warrants.

         In the event any of the Warrants are mutilated, lost, stolen or destroyed, the Company will, at the request of the Warrantholder thereof, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, new Warrants of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft, or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants will also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 10.       Reservation of Shares.

         The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares or its authorized and issued shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the full number of shares of Common Stock deliverable upon the exercise of all outstanding Warrants. All shares of Common Stock issued upon the exercise of a Warrant shall, upon issuance, be free of preemptive rights and duly authorized, validly issued, fully paid and nonassessable.

Section 11.       Notices to Warrantholders.

         (a) Upon any adjustment of the Exercise Price and Purchase Rate pursuant to Section 4 hereof, the Company within twenty (20) days thereafter will cause to be given to each of the registered Warrantholders at its last address as appearing on the records of the Company written notice of such adjustment by first-class mail. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

         (b) In case:

                  (i) the Company shall (A) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of outstanding shares of Common Stock or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock;

                  (ii) the Company proposes to take any action described in clause (ii) or (iii) of the first sentence of Section 4(b) hereof or any action which would require an adjustment of the Exercise Price pursuant to Section 4 hereof; or

                  (iii) of the voluntary or involuntary dissolution, liquidation, or winding up of the Company;


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then the Company will cause to be given to each of the Warrantholders at such
Warrantholder's last address appearing on the records of the Company, at least 20 days prior to such event (or in the event of a dividend or distribution the payment thereof), by first-class mail a written notice stating (A) the date as of which the Warrantholders of record of shares of Common Stock to be entitled to receive any such shares of Common Stock, (B) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date as of which it is expected that Warrantholders of record of shares of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein will not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

Section 12.       No Voting Rights.

         Nothing contained in this Agreement or in any Warrant shall entitle the Warrantholders to any voting rights or other rights as a stockholder of the Company.

Section 13.       Notices to Company and Other Notices to Warrantholders.

         All notices, consents and other communications under this Agreement, other than notices pursuant to Sections 5 and 11 hereof, shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):

         (a)      If to the Company:

                           Team Communications Group, Inc.
                           12300 Wilshire Boulevard
                           Los Angeles, California 90025
                           Attn: Drew S. Levin, President
                           Telecopy: (310) 442-3501

                  with a copy to:

                           Kelly & Lytton
                           1900 Avenue of the Stars
                           Suite 1450
                           Los Angeles, California 90067
                           Attention: Bruce P. Vann, Esq.
                           Telecopy: (310) 282-7031


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         (b) If to any Warrantholder, to it at its last address as it appears on the records of the Company.

Section 14.       Amendments.

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of this Agreement among the parties with respect thereto and cannot be changed or terminated orally. The Company, together with the written consent of the Warrantholders of at least 51% of the outstanding Warrants, may amend or supplement this Agreement and all Warrantholders of Warrants shall be bound by any amendment or supplement so approved.

Section 15.       Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company will bind and inure to the benefit of its successors and assigns hereunder.

Section 16.       Termination.

         This Agreement will terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and/or redeemed.

Section 17.       Governing Law.

         This Agreement and each Warrant issued hereunder will be deemed to be a contract made under the laws of the State of California and for all purposes will be construed in accordance with, and governed by, the internal laws of the State of California.

Section 18.       Benefits of This Agreement.

         Nothing in this Agreement will be construed to give to any person, Company or other entity other than the Company and the Warrantholders any legal or equitable right, remedy or claim under this Agreement.

Section 19.       Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts will together constitute but one and the same instrument.

Section 20.       Captions.

         The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

Section 21.       Jurisdiction.

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of California.

Section 22.       Severability.

         The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers "hereunto duly authorized, as of the date first above written.


                                     TEAM COMMUNICATIONS GROUP, INC.



                                     By:
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                [FORM OF WARRANT]

         THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         THE HOLDER OF THIS WARRANT HAS AGREED NOT TO OFFER, SELL, CONTRACT TO SELL, OR GRANT ANY OPTION TO PURCHASE OR OTHERWISE DISPOSE OF ANY OF THE SECURITIES EVIDENCED BY THIS WARRANT FOR A PERIOD OF TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE OF AN INITIAL PUBLIC OFFERING (THE "IPO") BY THE CORPORATION OF ITS EQUITY SECURITIES (THE "IPO EFFECTIVE DATE"), OR SUCH LONGER PERIOD AS MAY BE REQUIRED BY ANY FEDERAL OR STATE REGULATORY AGENCY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE MANAGING UNDERWRITER OF THE IPO.

No. W-                           Warrant to Purchase ____ Shares of Common Stock


            WARRANT TO PURCHASE COMMON STOCK, NO PAR VALUE PER SHARE
                       OF TEAM COMMUNICATIONS GROUP, INC.

         This Warrant certifies that _________________________, or registered assigns thereof, is the registered holder of a Warrant (the "Warrant") to purchase shares of Common Stock, no par value per share (the "Shares"), of Team Communications Group, Inc., a California corporation (the "Company"). Each Warrant evidenced hereby entitles the holder to purchase from the Company on or before 5:00 p.m., California time, on the Expiration Date, one fully paid and nonassessable share of Common Stock at the Exercise Price, upon surrender of this Warrant and payment of the Exercise Price at the address of the Company as set forth in Section 13 of the Warrant Agreement, dated as of ______, 1997, between the Company and the holder hereof, among others (the "Warrant Agreement"), or such other place specified in a writing by the Company delivered to the Warrantholders, but only subject to the conditions set forth herein and in the Warrant Agreement.

         All capitalized terms used but not defined herein have the meanings set forth in the Warrant Agreement.

         Payment of the Exercise Price may be made in cash or by certified or official bank check payable to the order of the Company.

         This Warrant is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholders.

         The Warrantholder of this Warrant may exercise this Warrant in whole or in part, by surrendering the Warrant, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price and any applicable transfer taxes at the office of the Company. In the event that upon any exercise of this Warrant, the number of shares of Common Stock purchased is less than the total number of shares of Common Stock purchasable hereunder, there will be issued to the Warrantholder hereof or such Warrantholder's assignee a new Warrant evidencing the number of shares of Common Stock not purchased.

         The Warrant Agreement also provides that in the event of certain reclassifications or changes in outstanding shares of Common Stock, certain consolidations or mergers to which the Company is a party and certain sales or conveyances of the property of the Company as an entirety or substantially as an entirety, each Warrant would thereupon become exercisable for the number of shares of stock or other securities or property (including cash) which would have been receivable upon such transaction by a Warrantholder of the number of shares of Common Stock which would have been purchasable upon exercise of such Warrant immediately prior to such transactions.

         The Company may deem and treat the Warrantholder hereof as the absolute owner(s) of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Warrantholder(s) hereof, and for all other purposes, and the Company will not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of this ___ day of _____________ 1997.


                                     TEAM COMMUNICATIONS GROUP, INC.



                                     By:
                                        Name:
                                        Title:

                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase shares of Common Stock and herewith tenders in payment for such shares of Common Stock cash or a certified or official bank check payable to the order of Team Communications Group, Inc. in the amount of $______, all in accordance with the terms of the Warrant Agreement, dated as of ____________ __, 1996, among Team Communications Group, Inc. and certain other parties. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________, whose address is ______________, and that such certificate be delivered to , whose address is ________________. If said number of shares of Common Stock is less than all the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing Warrants to purchase the remaining balance of the shares of Common Stock be registered in the name of ____________, whose address is ______________, and that such certificate be delivered to _____________, whose address is _________________.


Dated:


                          Signature:  __________________________________________

                                      (Signature must conform in all respects
                                      to name of Warrantholder as specified
                                      on the face of the Warrant)

Signature Guaranteed:

                              [FORM OF ASSIGNMENT]

       (To be executed by the Warrantholder if such Warrantholder desires to transfer the Warrant)

FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)

[all] [ ] of the Warrants evidenced by this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Warrant on the books of the within-named Company, with full power of substitution.


Dated:


                       Signature:  _____________________________________________

                                         (Signature must conform in all respects
                                         to name of Warrantholder as specified
                                         on the face of the Warrant)

Signature Guaranteed: